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WSi INTERACTIVE CORPORATION         Symbols: CDNX- WIZ                 OTC-WIZZF


                                  NEWS RELEASE

January 4th, 2000


WSI INTERACTIVE ANNOUNCES THE LAUNCH OF TARGETPACKS.COM AND ITS PROPRIETARY OPT-IN AND E-DIRECT MARKETING TECHNOLOGIES


WSi Interactive Corporation announces the launch of TargetPacks.com and its proprietary opt-in and e-direct marketing technologies. Theo Sanidas, President of WSi, comments " TargetPacks.com has taken advantage of the expertise garnered from our ten years of traditional direct marketing and database experience. This has been applied to the development of our unique abilities to collect and segment millions of opt-in names, and to run highly targeted e-marketing campaigns. We aim to be at the forefront of this Internet marketing sector and our goal is to achieve a leadership role."

TargetPacks.com is an important strategic element of WSi Interactive as it will allow the company to maximize the value of the proprietary opt-in lists being created from other WSi businesses. TargetPacks.com also provides professional, opt-in list development and management services and related revenue opportunities to other .com companies.

TargetPacks.com has sophisticated programs that allow clients to definitively target prospects, personalize and deliver the message, track and analyze the results, and generate timely and pertinent responses. With access to literally millions of opt-in email addresses, TargetPacks.com provides effective business to business and business to consumer targeted campaigns that are information rich and full of value for its online clients.

Executed correctly, e-marketing campaigns are extremely effective in providing exceptional response rates unrivaled by traditional marketing methods. As more and more people come into the world of the internet and discover the ease and convenience of communicating on line, the businesses that are effectively utilizing this method of message delivery will have a clear advantage.

Comparables of TargetPacks.com include Yes Mail (YESM), which on December 15th, 1999 entered into a definitive merger agreement with CMGI. Other comparables include Digital Impact (DIGI), Netcreations (NTCR), Lifeminders (LFMN), and Exactis.com (XACT).

WSi is also pleased to advise that it has filed with the SEC its Form 20F (equal to a Form 10K) for its latest fiscal period ended June 30, 1999. So far as WSi is aware, it is fully up to date with all of its filings with the SEC. WSi will have its Form 20F and other filings available on EDGAR in the United States in the near future.

THE BUSINESS OF WSI

WSI INTERACTIVE CORPORATION is an innovative Internet business development and marketing firm, whose objective is to capitalize on direct marketing opportunities on the Internet. WSI builds, manages and markets online businesses in the financial, e-tailing and e-commerce, entertainment and e-advertising sectors.
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To receive information on WSi by e-mail or fax, please forward your Internet address / fax # to info@ws-i.com / fax: 604 687 4990.

To fax your request please complete the following

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WSi INTERACTIVE CORPORATION
Toll free:   1-888-388-4636
Telephone:   1-604-681-8589
Fax:         1-604-687-4990

Website:  www.ws-i.com

ON BEHALF OF THE COMPANY

"Theo Sanidas"

Theo Sanidas, President

This news release may contain forward-looking statements that involve risks and uncertainties, including the impact of competitive products and pricing and general economic conditions as they affect the Company's clients. Actual results and developments may therefore differ materially from those described in this release. No regulatory authority has reviewed nor accepted any responsibility for the adequacy or accuracy of the contents of this release.